Exhibit 99.1
Kelly Reports
First-Quarter 2026 Earnings

TROY, Mich. (May 7, 2026) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the first quarter of 2026.

•Q1 revenue of $1.0 billion, reflects notable improvement in the year-over-year performance versus the prior quarter driven by strength in the ETM segment, down 10.7% year-over-year; underlying revenue excluding previously disclosed discrete items down approximately 3.3% year-over-year, which improved 60 basis points versus the prior quarter
•Q1 adjusted SG&A decline of 10.3% reflects the third straight quarter of year-over-year reduction of approximately 10% or more and continued momentum on structural and demand-driven expense optimization initiatives
•Q1 operating loss of $5.1 million; $4.1 million of operating earnings on an adjusted basis
•Q1 adjusted EBITDA of $15.8 million and adjusted EBITDA margin of 1.5% reflects a 20 basis point improvement in the year-over-year decline relative to the prior quarter
•Company affirms expectation of improved year-over-year performance for revenue and adjusted EBITDA margin each successive quarter in 2026, and return to organic revenue growth and adjusted EBITDA margin expansion in the second half of 2026

Chris Layden, chief executive officer, said, “In the first quarter, Kelly’s disciplined execution against our growth and efficiency priorities continued to stabilize the business. Revenue exceeded our expectations and adjusted EBITDA was in line with our outlook, driven by sequential improvement in ETM and pockets of growth in SET. With our technology modernization and go-to-market initiatives on track and our pipeline continuing to gain momentum, we remain confident in our ability to deliver revenue growth and margin expansion in the second half of the year.”

Financial Results for the thirteen-week period ended March 29, 2026:

Revenue of $1.0 billion, a 10.7% decrease compared to the corresponding quarter of 2025. Discrete impacts associated with the previously disclosed reduced demand for U.S. federal government contractors in the SET segment and from three large commercial customers in the ETM segment totaled approximately 7.4%, resulting in an underlying revenue decline of approximately 3.3%. Favorable performance areas within underlying revenue include improved demand in the ETM segment, including growth in each of the talent solutions specialties, and within the SET segment growth in the Telecom specialty and improved sequential performance in the Science and Engineering specialties. More than offsetting these items are continued lower demand in the other specialties within the SET segment, largely the technology specialty, and a decline in the Education segment driven by delayed contract decisions, elevated weather-related school closures and declines in student enrollment in key markets.

Operating loss of $5.1 million, compared to earnings of $10.8 million reported in the first quarter of 2025. Adjusted earnings1 were $4.1 million in the first quarter of 2026 and $22.1 million in the first quarter of 2025. Adjusted EBITDA1 of $15.8 million, a decrease of 54.7% versus the prior year period. Adjusted EBITDA margin of 1.5%, a decrease of 150 basis points (“bps”) driven primarily by near-term margin pressure in ETM, Education, and SET reflecting lower gross margins and timing of revenue trends, partially offset by volume-related and structural expense management actions including benefits from our acquisition integration and technology modernization efforts.

Income tax benefit of $0.8 million, compared to income tax expense of $1.8 million reported in the first quarter of 2025. On an adjusted basis1, income tax expense of $1.5 million, compared to income tax expense of $4.7 million in the first quarter of 2025.

Loss per share was $0.17 compared to earnings per share of $0.16 in the first quarter of 2025. On an adjusted basis1, earnings per share were $0.03 in the first quarter of 2026 compared to $0.39 per share in the corresponding quarter of 2025.

1 Adjusted measures represent non-GAAP financial measures. Refer to our reconciliation of non-GAAP financial measures to the most closely related GAAP measure included in this document.

Financial Outlook For Fiscal 2026:

The Company's 2026 financial outlook remains unchanged from the initial view previously disclosed, assumes no material change in the macroeconomic or industry dynamics relative to current trends, and is as follows:

•Second Quarter of 2026 – Expect year-over-year improvement relative to first quarter, with overall revenue decline of 7% to 9%, which includes at least 100 bps of improvement on an underlying basis excluding discrete customer impacts. Adjusted EBITDA margin of at least 2.5%, representing approximately 100 bps improvement relative to first quarter and significant reduction in year-over-year decline relative to the past two quarters.

•Second Half of the Year – Assuming no new material impacts, expect relative improvement in year-over-year performance each successive quarter for both revenue and adjusted EBITDA margin resulting in modest year-over-year revenue growth and measurable adjusted EBITDA margin expansion in the second half of the year.

Quarterly Cash Dividend:

Kelly also reported that on May 5, its board of directors declared a dividend of $0.075 per share. The dividend is payable on June 2, 2026 to stockholders of record as of the close of business on May 18, 2026.

In conjunction with its earnings release, Kelly has published a financial presentation and will host a live webcast of a conference call at 9 a.m. ET on May 7 to review the financial and operation results from the quarter. The presentation and a link to the live webcast will be accessible through the Company’s public website on the Investor Relations page under Events & Presentations. The webcast will be recorded, and a replay will be available within one hour of completion of the event through the same link as the live webcast.

Forward-Looking Statements:

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, competitive pressures and pricing, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependence on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect approximately 375,000 people with work every year. Our suite of outsourcing and consulting services and solutions ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2025 was $4.3 billion. Learn more at kellyservices.com.

KLYA-FIN
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ANALYST & MEDIA CONTACT:
Scott Thomas
(248) 251-7264
scott.thomas@kellyservices.com

KELLY SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED MARCH 29, 2026 AND MARCH 30, 2025
(UNAUDITED)
(in millions, except per share data)

	2026	2025	Change		% Change(1)
Revenue from services	$1,040.7	$1,164.9	$(124.2)		(10.7)%
Cost of services	844.3	928.4	(84.1)		(9.1)
Gross profit	196.4	236.5	(40.1)		(17.0)
Selling, general and administrative expenses	199.3	225.7	(26.4)		(11.7)
Asset impairment charge	2.2	—	2.2		NM
Earnings (loss) from operations	(5.1)	10.8	(15.9)		NM
Other income (expense), net	(1.6)	(3.2)	1.6		50.0
Earnings (loss) before taxes	(6.7)	7.6	(14.3)		NM
Income tax expense (benefit)	(0.8)	1.8	(2.6)		(144.4)
Net earnings (loss)	$(5.9)	$5.8	(11.7)		NM

Basic earnings (loss) per share	$(0.17)	$0.16	$(0.33)		NM
Diluted earnings (loss) per share	$(0.17)	$0.16	$(0.33)		NM

STATISTICS:
Permanent placement income (included in revenue from services)	$10.9	$11.5	$(0.6)		(5.2)%
Gross profit rate	18.9%	20.3%	(1.4)	pts.
Adjusted EBITDA	$15.8	$34.9	$(19.1)		(54.7)%
Adjusted EBITDA margin	1.5%	3.0%	(1.5)	pts.
Effective income tax rate	11.6%	24.0%	(12.4)	pts.

Average shares outstanding:
Basic	34.4	35.0
Diluted	34.4	35.5

(1) Reported percentage changes are computed based on millions. Prior year percent changes were computed based on actual amounts in thousands.

KELLY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in millions)

	March 29, 2026	December 28, 2025	March 30, 2025
Current Assets
Cash and equivalents	$25.6	$33.0	$28.2
Trade accounts receivable, less allowances of $10.8, $10.0 and $10.6, respectively	1,216.0	1,188.7	1,250.9
Prepaid expenses and other current assets	57.2	46.6	71.9
Total current assets	1,298.8	1,268.3	1,351.0

Noncurrent Assets
Property and equipment, net	18.8	20.5	23.7
Operating lease right-of-use assets	37.6	42.9	45.9
Deferred taxes	158.2	163.2	331.1
Retirement plan assets	283.0	289.7	253.8
Goodwill, net	202.1	202.1	304.1
Intangibles, net	218.8	226.2	248.4
Other assets	37.7	37.7	36.9
Total noncurrent assets	956.2	982.3	1,243.9
Total Assets	$2,255.0	$2,250.6	$2,594.9

Current Liabilities
Accounts payable and accrued liabilities	$621.6	$631.4	$597.0
Operating lease liabilities	11.4	12.3	12.2
Accrued payroll and related taxes	147.2	140.9	178.7
Accrued workers' compensation and other claims	21.3	20.9	18.0
Income and other taxes	17.1	16.3	17.0
Total current liabilities	818.6	821.8	822.9

Noncurrent Liabilities
Long-term debt	130.5	101.9	204.6
Operating lease liabilities	42.0	44.9	49.3
Accrued workers' compensation and other claims	34.7	34.2	32.0
Accrued retirement benefits	253.6	263.7	236.4
Other long-term liabilities	7.1	7.6	9.2
Total noncurrent liabilities	467.9	452.3	531.5
Commitments and contingencies (see Contingencies footnote)

Stockholders' Equity
Common Stock	38.5	38.5	38.5
Treasury Stock	(56.7)	(63.7)	(56.1)
Paid-in capital	31.1	36.3	30.5
Earnings invested in the business	956.5	965.1	1,233.2
Accumulated other comprehensive income (loss)	(0.9)	0.3	(5.6)
Total stockholders' equity	968.5	976.5	1,240.5
Total Liabilities and Stockholders' Equity	$2,255.0	$2,250.6	$2,594.9

STATISTICS:
Working Capital	$480.2	$446.5	$528.1
Current Ratio	1.6	1.5	1.6
Debt-to-capital %	11.9%	9.4%	14.2%
Global Days Sales Outstanding	64	61	61
Year-to-Date Free Cash Flow	$(26.5)	$114.1	$21.4

KELLY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 13 WEEKS ENDED MARCH 29, 2026 AND MARCH 30, 2025
(UNAUDITED)
(in millions)

	2026	2025
Cash flows from operating activities:
Net earnings (loss)	$(5.9)	$5.8
Adjustments to reconcile net earnings to net cash from operating activities:
Asset impairment charge	2.2	—
Deferred income taxes	5.0	(0.8)
Depreciation and amortization	9.9	11.0
Operating lease asset amortization	2.6	2.6
Provision for credit losses and sales allowances	1.2	3.0
Stock-based compensation	3.4	3.7
Other, net	0.3	(0.3)
Changes in operating assets and liabilities
Accounts receivable	(26.3)	10.5
Other assets	(4.5)	0.6
Accounts payable	(7.3)	(24.2)
Other liabilities	(6.0)	12.0
Net cash (used in) from operating activities	(25.4)	23.9

Cash flows from investing activities:
Capital expenditures	(1.1)	(2.5)
Proceeds from sale of PersolKelly investment	—	6.4
Other investing activities	(0.1)	(0.7)
Net cash (used in) from investing activities	(1.2)	3.2

Cash flows from financing activities:
Proceeds from long-term debt	389.5	412.3
Payments on long-term debt	(360.9)	(447.1)
Dividend payments	(2.7)	(2.8)
Payments of tax withholding for stock awards	(1.4)	(1.8)
Other financing activities	(0.3)	(0.1)
Net cash from (used in) financing activities	24.2	(39.5)
Effect of exchange rates on cash, cash equivalents and restricted cash	(5.8)	1.3
Net change in cash, cash equivalents and restricted cash	(8.2)	(11.1)
Cash, cash equivalents and restricted cash at beginning of period	37.7	45.6
Cash, cash equivalents and restricted cash at end of period	$29.5	$34.5

KELLY SERVICES, INC.
SEGMENT INFORMATION
(UNAUDITED)
(in millions)

We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses.

	First Quarter
	2026	2025	% Change
Enterprise Talent Management
Revenue from services	$459.2	$529.1	(13.2)%
Gross profit	85.6	107.3	(20.2)
Adjusted SG&A expenses	86.9	98.3	(11.6)
Integration, realignment and restructuring charges(2)	—	2.7	NM
Total SG&A expenses	86.9	101.0	(14.0)
Business unit profit (loss)	(1.3)	6.3	NM
Adjusted business unit profit (loss)	(1.3)	9.0	NM
Gross profit rate	18.6%	20.3%	(1.7)	pts.

Science, Engineering & Technology
Revenue from services	$289.2	$327.3	(11.6)%
Gross profit	71.8	83.0	(13.5)
Adjusted SG&A expenses	57.3	68.0	(15.7)
Integration, realignment and restructuring charges(2)	0.3	1.1	(72.7)
Total SG&A expenses	57.6	69.1	(16.6)
Asset impairment charge(5)	2.2	—	NM
Business unit profit (loss)	12.0	13.9	(13.7)
Adjusted business unit profit (loss)	14.5	15.0	(3.3)
Gross profit rate	24.8%	25.4%	(0.6)	pts.

Education
Revenue from services	$294.1	$309.0	(4.8)%
Gross profit	39.0	46.2	(15.6)
Adjusted SG&A expenses	26.6	26.9	(1.1)
Integration, realignment and restructuring charges(2)	0.1	—	NM
Total SG&A expenses	26.7	26.9	(0.7)
Business unit profit (loss)	12.3	19.3	(36.3)
Adjusted business unit profit (loss)	12.4	19.3	(35.8)
Gross profit rate	13.3%	15.0%	(1.7)	pts.

KELLY SERVICES, INC.
REVENUE FROM SERVICES BY SERVICE TYPE
(UNAUDITED)
(in millions)

	First Quarter 2026
	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total
Enterprise Talent Management	$229.3	$106.8	$121.3	$1.8	$459.2
Science, Engineering & Technology	168.6	112.2	—	8.4	289.2
Education	293.4	—	—	0.7	294.1
Total Segment Revenue	$691.3	$219.0	$121.3	$10.9	$1,042.5
Intersegment					(1.8)
Total Revenue from Services					$1,040.7

	First Quarter 2025
	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total
Enterprise Talent Management	$275.8	$133.2	$117.8	$2.3	$529.1
Science, Engineering & Technology	209.8	109.4	—	8.1	327.3
Education	307.9	—	—	1.1	309.0
Total Segment Revenue	$793.5	$242.6	$117.8	$11.5	$1,165.4
Intersegment					(0.5)
Total Revenue from Services					$1,164.9

KELLY SERVICES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(in millions, except per share data)

	First Quarter
Adjusted SG&A Expenses:	2026	2025
As reported	$199.3	$225.7
Integration, realignment and restructuring charges(2)	(4.7)	(10.7)
Transaction costs(3)	(0.8)	(0.3)
Executive transition costs(4)	(1.5)	(0.3)
Adjusted SG&A expenses	$192.3	$214.4

	First Quarter
Adjusted earnings (loss) from operations:	2026	2025
As reported	$(5.1)	$10.8
Integration, realignment and restructuring charges(2)	4.7	10.7
Transaction costs(3)	0.8	0.3
Executive transition costs(4)	1.5	0.3
Asset impairment charge(5)	2.2	—
Adjusted earnings from operations	$4.1	$22.1

	First Quarter
Adjusted income tax expense (benefit):	2026	2025
Income tax expense (benefit)	$(0.8)	$1.8
Taxes on integration, realignment and restructuring charges(2)	1.2	2.7
Taxes on transaction costs(3)	0.2	0.1
Taxes on executive transition costs(4)	0.4	0.1
Taxes on asset impairment charge(5)	0.5	—
Adjusted income tax expense (benefit)	$1.5	$4.7

	First Quarter
Adjusted net earnings and earnings per share:	2026	2025
Net earnings (loss)	$(5.9)	$5.8
Integration, realignment and restructuring charges, net of taxes(2)	3.5	8.0
Transaction costs, net of taxes(3)	0.6	0.3
Executive transition costs, net of taxes(4)	1.1	0.2
Asset impairment charge, net of taxes(5)	1.7	—
Adjusted net earnings	$1.0	$14.3

Diluted earnings (loss) per share	$(0.17)	$0.16
Adjusted diluted earnings per share	$0.03	$0.39

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year. Adjusted diluted earnings per share reflects the impact of potentially dilutive securities.

KELLY SERVICES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(in millions)

	First Quarter
Total Adjusted EBITDA:	2026	2025
Net earnings (loss)	$(5.9)	$5.8
Other (income) expense, net	1.6	3.1
Income tax expense (benefit)	(0.8)	1.8
Depreciation and amortization(1)	11.7	12.8
EBITDA	6.6	23.5
Integration, realignment and restructuring charges(2)	4.7	10.7
Transaction costs(3)	0.8	0.4
Executive transition costs(4)	1.5	0.3
Asset impairment charge(5)	2.2	—
Adjusted EBITDA	$15.8	$34.9
Adjusted EBITDA margin	1.5%	3.0%

	First Quarter 2026
Business Unit Adjusted EBITDA:	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$(1.3)	$12.0	$12.3
Integration, realignment and restructuring charges(2)	—	0.3	0.1
Asset impairment charge(5)	—	2.2	—
Adjusted EBITDA	$(1.3)	$14.5	$12.4
Adjusted EBITDA margin	(0.3)%	5.0%	4.2%

	First Quarter 2025
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$6.3	$13.9	$19.3
Integration, realignment and restructuring charges(2)	2.7	1.1	—
Adjusted EBITDA	$9.0	$15.0	$19.3
Adjusted EBITDA margin	1.7%	4.6%	6.2%

	First Quarter
Free cash flows:	2026	2025
Net cash (used in) from operating activities	$(25.4)	$23.9
Capital expenditures	(1.1)	(2.5)
Free Cash Flow	$(26.5)	$21.4

KELLY SERVICES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management uses adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

Management believes that the non-GAAP (U.S. Generally Accepted Accounting Principles) information excluding items such as integration, realignment and restructuring charges, transaction costs, executive transition costs and asset impairment charges are useful to understand the Company's fiscal 2026 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) Represents total company depreciation and amortization of intangibles, including the amortization of hosted software.

(2) Integration, realignment and restructuring charges in the first quarter 2026 and 2025 reflect various initiatives aimed at integrating MRP and other prior acquisitions and further aligning processes and technology across the Company. The costs incurred associated with these initiatives are summarized in the table below:

	First Quarter
	2026	2025
IT-related charges	$3.5	$5.3
Severance	0.3	4.4
Fees and other costs	0.9	1.0
Total integration and realignment costs	$4.7	$10.7

(3) Transaction costs in 2026 primarily related to costs incurred in connection with our controlling shareholder change in the first quarter of 2026. Transaction costs in 2025 include costs incurred directly related to the sale of the EMEA staffing operations, which includes employee termination costs and transition costs.

(4) Executive transition costs in 2026 represent non-recurring expenses primarily associated with our segment leader changes in 2025 and 2026. Executive transition costs in 2025 represent expenses associated with our CEO transition in 2025.

(5) Asset impairment charge in 2026 relates to certain right-of-use assets and reflects the Company’s ongoing realignment of our lease portfolio.